Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-120405, 333-108390, 333-98939, 333-86110, 333-47400, 333-61224 and 333-76622) pertaining to the DURECT Corporation 1998 Incentive Stock Plan, the DURECT Corporation 2000 Employee Stock Purchase Plan, the DURECT Corporation 2000 Stock Plan, the DURECT Corporation 2000 Directors’ Stock Option Plan, the Southern BioSystems, Inc. 1993 Stock Option Plan and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan and in the Registration Statements (Form S-3 Nos. 333-108398 and 333-108396) of DURECT Corporation of our reports dated March 10, 2005, with respect to the consolidated financial statements and schedule of DURECT Corporation, DURECT Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of DURECT Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/    ERNST & YOUNG LLP

Palo Alto, California

March 10, 2005